AMENDMENT NO. 9
TO AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF TRUST OF
AIM FUNDS GROUP (INVESCO FUNDS GROUP)
          This Amendment No. 9 (the “Amendment”) to the Amended and Restated Agreement and Declaration of Trust of AIM Funds Group (Invesco Funds Group) (the “Trust”) amends, effective October 14, 2010, the Amended and Restated Agreement and Declaration of Trust of the Trust dated as of September 14, 2005, as amended (the “Agreement”).
          Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.
          WHEREAS, the Trust desires to amend the Agreement to reflect the addition of Class R Shares to Invesco Global Core Equity Fund;
          NOW, THEREFORE, the Agreement is hereby amended as follows:
     1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.
     2. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.
     3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.
     IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of October 14, 2010.

By:	/s/ John M. Zerr
	Name:	John M. Zerr
	Title:	Senior Vice President

EXHIBIT 1
“SCHEDULE A
AIM FUNDS GROUP (INVESCO FUNDS GROUP)
PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO

Invesco Basic Balanced Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares Investor Class Shares

Invesco European Small Company Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco Global Core Equity Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

Invesco International Small Company Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco Mid Cap Basic Value Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares

Invesco Select Equity Fund	Class A Shares Class B Shares Class C Shares Class Y Shares Institutional Class Shares

Invesco Small Cap Equity Fund	Class A Shares Class B Shares Class C Shares Class R Shares Class Y Shares Institutional Class Shares”